Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of __________ __, 2025, by and between the undersigned (the “Subscriber”) and Damon Inc., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to subscribe for and purchase (subject to acceptance of such subscription by the Company) units of the Company (each, a “Unit”), with each Unit consisting of one Common Share (each, a “Unit Share”) of the Company and one Common Share purchase warrant (each, a “Warrant”), as more particularly set forth in Section 1 and on the signature page hereto;

AND WHEREAS, the Units are being offered pursuant to that certain Offering Circular incorporated into the Company’s Form 1-A, filed and qualified with the SEC effective on __________ __, 2025 (the “Offering Circular”).

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Units.

1.1	Subject to the express terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase the number of Units, at a price of US$0.10 per Unit (the “Purchase”), plus an investor processing fee equal to two percent (2%), for the aggregate purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2	Depending on the aggregate Purchase Price paid by the Subscriber, the Subscriber shall be entitled to receive additional Units (each, a “Bonus Unit”) equal to two and one-half percent (2.5%), five percent (5%), seven and one-half percent (7.5%), or ten percent (10%) of the Units purchased as follows:

Purchase Price	Number of Bonus Units and Deemed Price Per Unit

US$2,500	Tier 1 (2.5%)	625 Bonus Units (deemed price per Unit and Bonus Unit of US$0.0976)
US$5,000	Tier 2 (5%)	2,500 Bonus Units (deemed price per Unit and Bonus Unit of US$0.0952)
US$10,000	Tier 3 (7.5%)	7,500 Bonus Units (deemed price per Unit and Bonus Unit of US$0.0930)
US$25,000	Tier 4 (10%)	25,000 Bonus Units (deemed price per Unit and Bonus Unit of US$0.0909)

In the event that Bonus Units are issued to a Subscriber, such issuance will effectively act as a discount to the Purchase Price per Unit and Bonus Unit. If Bonus Units are issued, the effective price per Unit and Bonus Unit will be calculated as the total Purchaser Price paid by the Subscriber divided by the total number of Units and Bonus Units issued to the Subscriber. The Units and Bonus Units are collectively referred to herein as the “Units”, as the context requires. Fractional Bonus Units will not be issued and will be rounded down to the nearest whole number of Bonus Units.

1.3	Each Warrant is exercisable to acquire one Common Share (each, a “Warrant Share”) at an exercise price of US$0.12 per Warrant Share for a term ending 36 months after issuance. (As used in this Agreement, “Common Share(s)” refers to any or all of the issued and unissued common shares without par value in the capital of the Company and, if the context requires, includes any Unit Share(s) and Warrant Share(s). In addition, as used in this Agreement, “Securities” refers to all Units, Unit Shares, Warrants and Warrant Shares.)

1.4	The offering of Units is described in the Offering Circular, which is available at https://www.invest.damon.com/ (the “Site”), as well as on the EDGAR website of the SEC. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the following terms and consents to receive communications relating to the Units electronically from the Company.

1.5	The Company has the right to reject this Subscription in whole or in part for any reason.

1.6	Once the Subscriber makes a funding commitment to purchase Units, such commitment shall be revocable until the underlying Unit Shares and Warrants are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

1.7	Following acceptance of this Subscription by the Company and upon issuance of the Unit Shares and the Warrants comprising the Units subscribed for hereunder, the Subscriber will become a shareholder and a Warrantholder of the Company.

2. Purchase of Units.

2.1	The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company’s non-interest bearing escrow account with Enterprise Bank & Trust, acting as escrow agent for the Company, by credit card, wire or ACH of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company pursuant to the online platform as more fully described in the Offering Circular.

2.2	By submitting the Purchase Price, the Subscriber hereby authorizes DealMaker Securities LLC to charge the Subscriber’s designated payment method for the aggregate Purchase Price for the Units, including the investor processing fee, indicated on the signature page hereto. The Subscriber understands that this investment is subject to the terms of the offering as set forth herein and in the Offering Circular, and the rules under Regulation A promulgated under the Act. The Subscriber understands that it is not a purchase of goods or services. The Subscriber acknowledges that this transaction is final, non-refundable unless otherwise stated or required, and represents an investment subject to risk, including loss. The Subscriber confirms that it has reviewed all offering documents and agrees not to dispute this charge with its bank or card issuer, so long as the transaction corresponds to the agreed terms and disclosures.

2.3	If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

2.4	If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Company’s Articles, the certificates evidencing the Warrants (the “Warrant Certificates”), if any, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Units.

2.5	In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Units will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.	Investment Representations, Warranties and Covenants of Subscriber. The Subscriber represents, warrants and covenants to the Company as follows:

3.1	The information that the Subscriber has furnished herein, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (a) an “accredited investor” as that term is defined in Rule 501(a) under Regulation D (“Regulation D”) promulgated under the U.S. Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex A attached hereto, and/or (b) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement, and will be correct and complete as at the time (the “Closing Time”), if any, that the Company accepts this Subscription and issues any Warrant Shares upon exercise of the Warrants.

3.2	The Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription and prior to any exercise of the Warrants, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.”

3.3	The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

3.4	The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D, which definition is set forth on Annex A attached hereto, or (b) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the aggregate purchase price for the Securities being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

3.5	The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated under the Act.

3.6	The Subscriber, if an entity, is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is twenty-one (21) years of age (or eighteen (18) years of age in jurisdictions with such applicable age limit) or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.7	The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.8	At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a)	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b)	The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Securities, or the overall Company venture.

3.9	The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.10	The Subscriber understands that the Securities being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Securities, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Securities. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.11	The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.12	The Subscriber is able to bear the economic risk of an investment in the Securities being purchased and, without limiting the generality of the foregoing, is able to hold the Securities purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.13	The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement, the Securities, as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.14	The Subscriber understands that no state or federal authority in the U.S. or authority outside the U.S. has scrutinized the terms of this Agreement or the Securities offered pursuant hereto, has made any finding or determination relating to the fairness of an investment in the Securities, or has recommended or endorsed such Securities, and that the Units, the underlying Unit Shares and Warrants, and the Warrant Shares issuable upon exercise of the Warrants, have not been and will not be registered under the Act or any state securities laws, and are being or will be issued in reliance upon exemptions from registration thereunder.

3.15	The Subscriber is subscribing for and purchasing the Securities without being furnished any offering materials, other than the Offering Circular and this Agreement with the Annexes hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

3.16	The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.17	The Subscriber is subscribing for and purchasing the Securities as a principal and solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Securities, or which would guarantee the Subscriber any profit, or insure against any loss with respect to such Securities, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.18	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.19	The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) and the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PCMLTF Act, the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Securities. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PCMLTF Act, the PATRIOT Act or other laws or regulations.

3.20	The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisers regarding the tax consequences of investing in the Company.

3.21	The Subscriber acknowledges that the purchase price per Unit (or the exercise price per Warrant included in each Unit) to be sold in this offering was set by the Company on the basis of the Company’s internal valuation, and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

3.22	As used in this Agreement, “United States” or “U.S.” means, as the context requires, the United States of America, its territories and possessions, any state of the United States, and/or the District of Columbia.

4.	Additional Investment Representations, Warranties and Covenants of Canadian Subscriber.

4.1	If the Subscriber is resident in Canada, received an offer of the Securities in Canada, or executed or delivered this Agreement in Canada (sometimes referred to herein as a “Canadian Subscriber”), the Subscriber:

(a)	acknowledges and agrees that the Company will be relying on the “accredited investor” exemption under Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), or Section 73.3 of the Securities Act (Ontario), to offer and sell the Securities to the Subscriber;

(b)	must complete, sign and deliver (i) Annex B attached hereto (the “Canadian Accredited Investor Status Certificate”), and (ii) Exhibit I to Annex B, if subscribing under categories (j), (k), or (l) of the Canadian Accredited Investor Status Certificate; and

(c)	agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Canadian Accredited Investor Status Certificate attached hereto as Annex B, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” under NI 45-106 or section 73.3 of the Securities Act (Ontario), as applicable.

5.	Additional Investment Representations, Warranties and Covenants of Subscriber Resident in an International Jurisdiction.

5.1	If the Subscriber is resident in country other than Canada or the United States (an “International Jurisdiction”), the Subscriber:

(a)	must complete, sign and deliver Annex C attached hereto (the “International Investor Certificate”); and

(b)	agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the International Investor Certificate attached hereto as Annex C, any other documentation as may be required by the Company to form a reasonable basis that offer and sale of the Securities to the Subscriber may be consummated in compliance with all applicable securities laws and regulations of the International Jurisdiction.

6.	Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

7.	No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Units pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber's agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Securities, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

8.	Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Securities, to the Company for a refund, or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Securities, held or owned by the Subscriber.

9.	Resale Restrictions and Legends.

9.1	The Subscriber understands, acknowledges and agrees that the Company, and the offer and sale of Units contemplated by this Agreement, are subject to the jurisdiction of the British Columbia Securities Commission (the “BCSC”), and that the first trade of any Unit Shares, Warrants or Warrant Shares by the undersigned in Canada or through a market in Canada would be a “distribution” under applicable Canadian provincial securities laws, and would have to be qualified by a prospectus filed and duly receipted by the BCSC and any other Canadian securities administrator having jurisdiction with respect thereto.

9.2	If the Subscriber is a Canadian Subscriber, the Subscriber understands, acknowledges and agrees that:

(a)	the certificates or other instruments representing the Unit Shares, Warrants and any Warrant Shares will bear the following legend (the “MI 51-105 Legend”):

“The holder of this security must not trade the security in or from a jurisdiction of Canada unless the conditions in section 13 of Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets are met.”; and

(b)	the Subscriber must not trade any of the Unit Shares or Warrant Shares unless the following conditions prescribed by section 13 of Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets, as adopted by the BCSC (“MI 51-105”), are met:

(i)	the holding period prescribed by MI 51-105, described below (the “Holding Period”), has expired;

(ii)	the number of Common Shares that the Subscriber proposes to trade, plus the number of Common Shares, if any, that the Subscriber has traded in the preceding 12-month period, must not exceed 5% of the Company’s outstanding Common Shares;

(iii)	the trade must be made through an investment dealer registered in a jurisdiction of Canada;

(iv)	the investment dealer must execute the trade through any of the over-the-counter markets in the United States of America (including the OTCID Basic Market);

(v)	no unusual effort is made to prepare the market or create a demand for the Common Shares;

(vi)	no extraordinary commission or other consideration is paid to a person for the trade; and

(vii)	if the Subscriber is an insider of the Company, the Subscriber must reasonably believe that the Company is not in default of applicable securities legislation;

(c)	the Holding Period prescribed by MI 51-105 is measured from the date on which the Subscriber acquired the subject Common Shares and is (i) six months if the Subscriber is a “control person” of the Company, and (ii) four months for all other Subscribers; and

(d)	as defined in the Securities Act (British Columbia), “control person” means

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer, or

(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer, to affect materially the control of the issuer, and, where a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons shall, in the absence of evidence to the contrary, be deemed to hold a sufficient number of the voting rights to affect materially the control of the issuer.

9.3	If the Subscriber is a resident of the United States or an International Jurisdiction, did not receive any offer of Units in Canada, and did not execute or deliver this Agreement in Canada, then, to induce the Company to issue the underlying Unit Shares, Warrants and any Warrant Shares to the undersigned without an MI 51-105 Legend, the Subscriber covenants and undertakes not to sell any Unit Shares, Warrants or Warrant Shares to a person in Canada or through a market in Canada.

9.4	If the Subscriber is a resident of an International Jurisdiction, it is understood that the certificates or other instruments evidencing the Unit Shares, Warrants and Warrant Shares will bear a legend required by the applicable securities laws and regulations of such International Jurisdiction.

10.	Privacy Legislation.

10.1	The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription.

10.2	The Subscriber acknowledges and consents to the Company retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Company may be required to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting.

10.3	In addition to the foregoing, the Subscriber agrees and acknowledges that the Company may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber are contracting hereunder, as follows:

(a)	for internal use with respect to managing the relationships between and contractual obligations of the Company and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b)	for use and disclosure to the Company’s transfer agent and registrar;

(c)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(d)	disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(e)	disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(f)	disclosure to professional advisers of the Company in connection with the performance of their professional services;

(g)	disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(h)	disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(i)	for use and disclosure as otherwise required or permitted by law.

11.	Consent to Electronic Delivery.

11.1	The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Units or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

11.2	The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any transactions to which such Disclosures relate.

11.3	Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

11.4	In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

11.5	The Subscriber agrees to keep the Company informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to Bal Bhullar, the CFO of the Company at bal@damon.com. The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

12.	Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

13.	Miscellaneous Provisions.

13.1	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. The parties hereby agree that any action, proceeding or claim against either party arising out of or based upon this Agreement shall be brought and enforced in the courts of the United States District Court for the Southern District of New York located in the Borough of Manhattan, or if the United States District Court for the Southern District of New York located in the Borough of Manhattan lacks subject matter jurisdiction, the state courts in New York County, New York, and the parties irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

13.2	All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or that the Subscriber submitted to the Company). The Subscriber shall send all notices or other communications required to be given hereunder via e-mail to Bal Bhullar at bal@damon.com (with a copy to be sent concurrently via prepaid certified mail to: Damon Inc., 4601 Canada Way, Suite #402, Burnaby, British Columbia, Canada V5G 4X7, Attention: Bal Bhullar, Chief Financial Officer. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the Province of British Columbia, Canada, are legally closed for business.

13.3	This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

13.4	The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

13.5	Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

13.6	If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.7	In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

13.8	This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber.

13.9	This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

13.10	The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

13.11	The parties acknowledge that there are no third-party beneficiaries of this Agreement.

[The rest of this page left intentionally blank. The signature page follows.]

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Shares of Damon Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering. ☐

(b)	The Securities being subscribed for will be owned by, and should be recorded on the Corporation’s books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):

 _________________________________

(Name of Subscriber) By:

(Authorized Signature)

_________________________________

(Official Capacity or Title, if the Subscriber is not an individual)

_________________________________

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

__________________________________

__________________________________

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)

__________________________________

Taxpayer Identification Number

__________________________________

(Telephone Number)

(Offline Investor)

(E-Mail Address):

________________________________

Number of securities: _____________________Units

Aggregate Subscription Price: $_____________ USD

Bonus (if applicable): _______________Bonus Units

Add 2% processing fee: $_____________ USD

TYPE OF OWNERSHIP:

If the Subscriber is individual:

☐ Individual

☐ Joint Tenant

☐ Tenants in Common

☐ Community Property

If interests are to be jointly held:

Name of the Joint Subscriber:

If the Subscriber is not an individual:

(type of entity):___________________________

Social Security Number of the Joint Subscriber:

Check this box if the securities will be held in a custodial account: ☐

Type of account:

EIN of account:

Address of account provider:

__________________________________

__________________________________

[Signature Page to Subscription Agreement]

ACCEPTANCE

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated: __________________, 202__.

Damon Inc.

By:
Name:	Baljinder Bhullar
Title:	CFO

[Counterpart Signature Page to Subscription Agreement]

ANNEX A

U.S. ACCREDITED INVESTOR CERTIFICATE

The Subscriber hereby represents and warrants that that the Subscriber is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Subscriber meets at least one (1) of the following criteria (initial all that apply) or that Subscriber is an unaccredited investor and meets none of the following criteria (initial as applicable):

______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

______	The Subscriber is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000;

______	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

______	The Subscriber is a natural person (individual) whose own net worth, taken together with the net worth of the Subscriber’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Subscriber’s principal residence unless the net effect of his or her mortgage results in negative equity, the Subscriber should include any negative effects in calculating his or her net worth;

______	The Subscriber is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Subscriber spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

______	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

______	The Subscriber is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Subscriber represents and warrants that the Subscriber has verified all such equity owners’ status as an Accredited Investor.

______	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

______	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

______	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

______	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

______	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

______	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

______	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

______	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

______	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than US$5 million; or

______	The Subscriber is not an Accredited Investor and does not meet any of the above criteria.

DATED: ________________________, 202__.

SUBSCRIBER:

(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

ANNEX B

CANADIAN Accredited Investor STATUS CERTIFICATE
(To be completed by Canadian subscribers)

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: DAMON INC. (“Damon”).

Capitalized terms used in this Annex B and defined in the Subscription Agreement to which this Annex B is attached have the meanings defined in the Subscription Agreement unless otherwise defined herein. All references to currency are to Canadian Dollars.

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to Damon (and acknowledges that such parties and their respective counsel are relying thereon) that:

(a)	the Subscriber (or, if the Subscriber is contracting hereunder on behalf of a Disclosed Principal, such Disclosed Principal) is resident in or otherwise subject to the securities laws of one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island or Newfoundland and Labrador or the Territories of Nunavut, Northwest Territories, or Yukon;

(b)	if the Subscriber is not contracting hereunder on behalf of a Disclosed Principal, the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106 or Section 73.3 of the Securities Act (Ontario);

(c)	the Subscriber (or the Disclosed Principal, as applicable) is an “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario) on the basis that the Subscriber fits within one of the categories of an “accredited investor” reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(d)	the Subscriber (or the Disclosed Principal, as applicable) was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;

(e)	if the Subscriber is purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit I attached hereto; and

(f)	upon execution of this Annex C by the Subscriber, this Annex C shall be incorporated into and form a part of the Subscription Agreement to which this Annex C is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR AND PROVIDE ANY REQUIRED INFORMATION OUTLINED IN THE APPLICABLE CATEGORY, AS APPLICABLE)

☐	(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or

☐	(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)

a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

Jurisdiction(s) registered ________________________________________

Categories of registration ________________________________________

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

Name of person with whom Subscriber is or was registered: _______________

Jurisdiction(s) registered: __________________________________________

Categories of registration:__________________________________________

☐	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000 (completion of Exhibit “I” is also required);

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (completion of Exhibit “I” is also required);

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 (completion of Exhibit “I” is also required);

☐	(m)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

Type of entity: _________________________________________________

Jurisdiction and date of formation: __________________________________

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

Jurisdiction(s) registered: _________________________________________

Registration number(s):___________________________________________

☐	(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

Jurisdiction(s) registered or authorized: ______________________________

Categories of registration: _________________________________________

☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

Registration number(s) assigned to subscriber: _________________________

Name of eligibility advisor or registered advisor: _______________________

Jurisdiction(s) registered: __________________________________________

Categories of registration:__________________________________________

☐	(s)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

Jurisdiction organized: ____________________________________________

Type of entity: ___________________________________________________

☐	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

Name(s) of owners of interest: ______________________________________

Type of entity (if applicable): _______________________________________

Categories of accredited investor: ____________________________________

☐	(u)

an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

Name of advisor: ________________________________________________

Jurisdiction(s) registered: __________________________________________

Categories of registration:__________________________________________

Basis of exemption: ______________________________________________

☐	(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario or Québec, the regulator as an accredited investor;

Jurisdiction(s) recognized or designated: ______________________________

☐	(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse; or

Name(s) of settlor: _______________________________________________

Name(s) of trustees: ______________________________________________

Categories of accredited investor: ___________________________________

Categories of beneficiaries: ________________________________________

☐	(x)

in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

***If checking this category (x), please provide a description of how this requirement is met.

[Signature page to Annex B follows]

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time and the Subscriber acknowledges that this Canadian Accredited Investor Status Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to Damon prior to the Closing Time.

DATED: ________________________, 202__.

SUBSCRIBER:

(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

Definitions for Canadian Accredited Investor Status Certificate

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;

(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)	“person” includes: (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

____________

EXHIBIT I TO ANNEX C

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

(THIS EXHIBIT I TO ANNEX C IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN ANNEX C TO WHICH THIS EXHIBIT I IS ATTACHED. ALL REFERENCES TO CURRENCY ARE TO CANADIAN DOLLARS.)

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units	Issuer: Damon Inc. (the “Issuer”)
Purchased from: Issuer.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $ _____________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Damon Inc.

4601 Canada Way, Suite #402

Burnaby, British Columbia, Canada, V5G 4X7

Attention: Bal Bhullar, Chief Financial Officer

Email: bal@damon.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

ANNEX C

INTERNATIONAL INVESTOR CERTIFICATE

(FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES)

TO: Damon Inc. (the “Company”)

The undersigned (the “Subscriber”) represents covenants and certifies to the Company that:

1.	the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

2.	the issuance of the Securities of the Company under the accompanying Subscription Agreement by the Company to the Subscriber (or its disclosed principal, if any) may be effected by the Company without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

3.	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

4.	the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of the Subscriber’s residence;

5.	the applicable securities laws do not require the Company to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

6.	the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Company to translate any documents by the Company (including, without limitation, the Offering Circular or the accompanying Subscription Agreement);

7.	the Subscriber will not sell, transfer or dispose of the Securities, except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

8.	the Subscriber will provide such evidence of compliance with all such matters as the Company or its counsel may request.

Upon execution of this Certificate by the Subscriber, this Certificate shall be incorporated into and form a part of the Subscription Agreement to which this Certificate is attached, and the Subscriber acknowledges that the Company is relying on this Certificate to determine the Subscriber’s suitability as a purchaser of the Securities.

All capitalized terms used in this Certificate without definition shall have the respective meanings ascribed to them in the Subscription Agreement.

The Subscriber agrees that the representations, covenants and certifications contained to this Certificate shall survive any issuance of Securities to the Subscriber.

The statements made in this Certificate are true and accurate as of the date hereof.

DATED: ________________________, 202__.

SUBSCRIBER:

(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)